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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-90166 and 33-98748) of Harvard Industries, Inc. of our report (which contains an explanatory paragraph relating to the ability of Harvard Industries, Inc. to continue as a going concern) dated November 14, 1997, except for Note 9 as to which the date is December 29, 1997, appearing on Page F-3 of this Form 10-K.

PRICEWATERHOUSECOOPERS, LLP

11 Madison Avenue
New York, New York
April 14, 1999